Exhibit 99.2

For Immediate Release	CONTACT: Blaine Davis
(610) 459-7158

Endo Pharmaceuticals Appoints William Montague to Board of Directors

Chadds Ford, PA – February 26, 2009 – Endo Pharmaceuticals (Nasdaq: ENDP) announced today the appointment of William P. Montague to the company's board of directors. Mr. Montague, 62, who was chief executive officer and a director of Mark IV Industries, retired in July last year. Mark IV is a diversified global manufacturer of highly-engineered systems and components for the transportation, industrial and automotive markets. He joined Mark IV Industries in April 1972 as treasurer and controller, became chief financial officer in 1986 and was named president in 1996. Mr. Montague is also a director of Gibraltar Industries, Inc., a NASDAQ-listed company that is a leading manufacturer, processor and distributor of products for the building, industrial, and vehicular markets. His appointment brings the number of Endo board members to eight. Mr. Montague will serve as a member of the audit committee of Endo’s board.

“Bill Montague brings extensive global, operational, financial and acquisition experience and will provide invaluable strategic advice as we can continue to build Endo through developing new products, entering new markets and integrating new platforms into our business,” said Roger Kimmel, Endo Pharmaceuticals Chairman of the Board.

About Endo

Endo Pharmaceuticals is a specialty pharmaceutical company engaged in the research, development, sale and marketing of branded and generic prescription pharmaceuticals used primarily to treat and manage pain. Its products include LIDODERM® , a topical patch to relieve the pain of postherpetic neuralgia; PERCOCET® and PERCODAN® tablets for the relief of moderate-to-moderately severe pain; FROVA® tablets for the acute treatment of migraine attacks with or without aura in adults; OPANA® tablets for the relief of moderate-to-severe acute pain where the use of an opioid is appropriate; OPANA® ER tablets for the relief of moderate-to-severe pain in patients requiring continuous, around-the-clock opioid treatment for an extended period of time; and VOLTAREN® gel, a nonsteroidal anti-inflammatory drug indicated for the relief of the pain of osteoarthritis of joints amenable to topical treatment. The company markets its branded pharmaceutical products to physicians in pain management, neurology, surgery, oncology, and primary care. More information, including this and past press releases of Endo Pharmaceuticals, is available at www.endo.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “intend,” “guidance” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in this press release. Risks and uncertainties include the satisfaction of closing conditions for the acquisition, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act; the tender of a majority of the outstanding shares of common stock of Indevus; the possibility that the transaction will not be completed, or if completed, not completed on a timely basis; the possibility that the acquisition of Indevus is not complementary to Endo; the potential that market segment growth will not follow historical patterns; general industry conditions and competition; business and economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; domestic and foreign health care reforms and governmental laws and regulations; and trends toward health care cost containment; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS” in our annual report on Form 10-K/A for the year ended December 31, 2007, which was filed with the Securities and Exchange Commission on April 29, 2008. The forward-looking statements in this press release and on the related conference call are qualified by these risk factors. These are factors that, individually or in the aggregate, we think could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.